SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2016

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Appointment of Principal Officers

(b)   Effective January 22, 2016, James Duncan Smith resigned as Chief Financial Officer (“CFO”) of USA Technologies, Inc. (the “Company”). Mr. Smith's resignation was not due to any disagreement with the Company, its management or Directors on any matter relating to the operations, policies or practices of the Company.

(c)   On January 27, 2016, the Company appointed Leland P. Maxwell, age 69, as the Company’s interim CFO, effective January 28, 2016. Mr. Maxwell had previously served as the CFO of the Company from February 1997 until June 2003.

Since May 2004, Mr. Maxwell has been the principal of Maxwell Consulting, LLC, providing part-time CFO services to diverse industries. In that role, Mr. Maxwell provided various services, including finance, accounting, operations, internal controls, treasury, strategy, and risk management. From July 2003 until April 2004, Mr. Maxwell served as the CFO of Nurture, Inc., a manufacturer of nutritional supplements. From February 1997 until June 2003, Mr. Maxwell served as CFO and Treasurer of the Company. Mr. Maxwell is a certified public accountant and a certified valuation analyst. Mr. Maxwell is the co-founder and Chair of DMAX Foundation, whose mission is to eliminate stigma and encourage conversations about mental health issues in our youth.

On January 27, 2016, the Company and Mr. Maxwell entered into a letter agreement pursuant to which he will serve as the Company’s interim CFO commencing January 28, 2016 through September 30, 2016. The letter agreement provides that Mr. Maxwell will receive monthly compensation of $23,000, and will be an independent contractor to the Company. Mr. Maxwell will also participate in the Fiscal Year 2016 Management Incentive Plan of the Company, and would receive a cash bonus equal to 50% of the compensation received by him from the Company during the fiscal year if the Company achieves certain annual financial goals during and for the entire fiscal year.

The foregoing summary of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the letter agreement, which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

(e)   On January 22, 2016, the Company and Mr. Smith entered into a Separation Agreement and Release (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Smith resigned as CFO of the Company, effective January 22, 2016. The Separation Agreement provides that Mr. Smith shall cooperate with the Company with respect to, among other things, requests for information about the business of the Company. Mr. Smith has released the Company and certain other parties from and against any and all claims he may have.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Separation Agreement and Release dated as of January 22, 2016, by and between the Company and J. Duncan Smith

10.2	Letter agreement dated January 27, 2016, by and between the Company and Leland P. Maxwell

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: January 28, 2016	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chairman and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit

10.1	Separation Agreement and Release dated as of January 22, 2016, by and between the Company and J. Duncan Smith

10.2	Letter agreement dated January 27, 2016, by and between the Company and Leland P. Maxwell